
John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
October 15, 2004 on the following matter:

                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Fundamental Value Fund, a proposal to combine with the         90%        5%             5%
Fundamental Value B Fund of John Hancock Variable Series Trust I. Share-
holders in the Fundamental Value B Fund would receive Fundamental
Value Fund shares having the same value as their prior Fundamental Value
B Fund shares.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
March 18, 2004 on the following matter:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Global Bond Fund, an amendment to the current invest-          84%        7%             9%
ment mangement agreement between the Trust and John Hancock to elimi-
nate John Hancock's obligation to reimburse this Fund for certain operating expenses.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
March 18, 2004 on the following matter:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Health Sciences Fund, an amendment to the current invest-      81%        9%             10%
ment mangement agreement between the Trust and John Hancock to elimi-
nate John Hancock's obligation to reimburse this Fund for certain operating expenses.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
March 18, 2004 on the following matter:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the International Equity Index Fund, an amendment to the cur-      88%        7%             5%
rent investment mangement agreement between the Trust and John Han-
cock to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
October 15, 2004 on the following matters:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Large Cap Growth Fund, a proposal to combine with the          91%        3%             6%
Fundamental Growth Fund of John Hancock Variable Series Trust I. Share-
holders in the Fundamental Growth Fund would receive Large Cap Growth
Fund shares having the same value as their prior Fundamental Growth Fund shares.

To approve, as to the Large Cap Growth Fund, a proposal to combine with the          89%        2%             9%
Large Cap Growth B Fund of John Hancock Variable Series Trust I. Share-
holders in the Large Cap Growth B Fund would receive Large Cap Growth
Fund shares having the same value as their prior Large Cap Growth B Fund shares.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
October 15, 2004 on the following matter:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Mid Cap Value B Fund, a proposal to combine with the           91%        6%             3%
Mid Cap Value Fund of John Hancock Variable Series Trust I. Shareholders
in the Mid Cap Value Fund would receive Mid Cap Value B Fund shares having the same value as their prior Mid Cap Value Fund shares.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
March 18, 2004 on the following matters:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Overseas Equity B Fund, an amendment to the current            89%        6%             5%
investment mangement agreement between the Trust and John Hancock to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
October 15, 2004 on the following matters:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Overseas Equity B Fund, a proposal to combine with the         94%        1%             5%
Overseas Equity C Fund of John Hancock Variable Series Trust I. Share-
holders in the Overseas Equity C Fund would receive Overseas Equity B
Fund shares having the same value as their prior Overseas Equity C Fund shares.

To approve, as to the Overseas Equity B Fund, a proposal to combine with the         92%        5%             3%
Overseas Equity Fund of John Hancock Variable Series Trust I. Sharehold-
ers in the Overseas Equity Fund would receive Overseas Equity B Fund shares having the same value as their prior Overseas Equity Fund shares.


John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on
October 15, 2004 on the following matter:
                                                                                     For        Against        Abstain
                                                                                     ---        -------        -------
To approve, as to the Small Cap Emerging Growth Fund, a proposal to combine          92%        3%             5%
with the Small Cap Growth Fund of John Hancock Variable Series Trust I.
Shareholders in the Small Cap Growth Fund would receive Small Cap
Emerging Growth Fund shares having the same value as their prior Small
Cap Growth Fund shares.